EXHIBIT 10.29

                             JOINT VENTURE AGREEMENT

 between

LYNX Therapeutics Inc., 3832 Bay Center Place, Hayward, California, 94545, USA (hereinafter referred to as "LYNX")

 and

BASF Aktiengesellschaft, 67056 Ludwigshafen, Federal Republic of Germany (hereinafter referred to as ,,BASF")

WHEREAS, LYNX and BASF own or control potentially complementary technologies and expertises, and

WHEREAS, LYNX and BASF desire to have exploited certain complementary assets for the purpose of evaluating the applicability of dynamic gene expression analyses for the toxico-pharmacology of chemicals, for discovering novel drug targets and drugs for unmet medical needs, and the development of production strains of microorgnisms for fermentations, and

WHEREAS, LYNX can offer contract research and development by exploitation of its various gene sequencing and identification platforms,

THEREFORE, LYNX and BASF are interested in forming an industrial collaboration including a Joint Venture Company, which shall benefit both parties and hereby agree as follows:

                                    Article 1

                                   Definitions

For purposes of this Agreement, the following terms shall have the meanings indicated below.

1.1 A-GmbH (limited liability company) is a 100% subsidiary of BASF with a nominal capital of DM 50,000 to be paid in cash. A-GmbH is formed under the laws of the Federal Republic of Germany.

1.2 B-GmbH (limited liability company) is a 100% subsidiary of LYNX with a nominal capital of DM 50,000 to be paid in cash. B-GmbH is formed under the laws of the Federal Republic of Germany.



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1.3      Holding Company means individually A-GmbH or B-GmbH,  Holding Companies means collectively A-GmbH and B-GmbH.

1.4 Partner means individually BASF or LYNX, Partners means collectively BASF and LYNX.

1.5 Massively Parallel Signature Sequencing or MPSS means the parallel acquisition of at least [REDACT] contiguous bases (a "Signature Sequence") from each of at least [REDACT] templates sampled from a given cell culture or tissue cDNA library.

1.6 Massively Parallel Genomic Sequencing or MPGS means the acquisition of deoxynucleotide sequences from the genome of an organism by proprietary technologies based on LYNX intellectual property.

1.7 Massively Parallel Hybridization or MPH means the use of gridded solid phase arrays of cloned cDNAs for the purpose of analyzing by nucleic acid hybridization the levels of gene expression in tissue or cell samples.

1.8 TET-Technology means a method for tetracycline or tetracycline-derivative inducible or repressible gene regulation operating via tetracycline repressors or derivatives or tetracycline repressor or derivative fusion proteins to the extent BASF may make such technology available to the Joint Venture Company contemplated in this Agreement without having to make additional payments therefor.

1.9 Incyte Database means the database BASF may, according to the Collaborative Agreement between BASF and Incyte dated June 27, 1996 (the Incyte Agreement), make available to the Joint Venture Company contemplated in this Agreement without having to make additional payments therefor.

                                    Article 2

                            The Joint Venture Company

 2.1     Formation

2.1.1 The Joint Venture Company (hereinafter referred to as the "JVC") shall be established in the form of a stock corporation (Aktiengesellschaft-AG) by the Holding Companies in accordance with the laws applicable in the Federal Republic of Germany.

CONFIDENTIAL TREATMENT REQUESTED

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2.1.2    The corporate name of the JVC shall be "BASF-LYNX Bioscience AG".

2.1.3 Place of business and registered head office of the JVC shall be in Heidelberg.

2.1.4 The JVC shall be established according to the Articles of Association attached hereto as Annex 1.

2.2      Object

         The JVC will apply collaboratively the technologies and knowledge made available primarily by the Holding Companies for characterizing the dynamics of gene expression and gene product (protein) activities. The initial objectives shall be to

         Evaluate  the  applicability  of the   "Dynamic  Imaging"  approach  to
         predicting the toxico-pharmacology of chemicals, and

         Discover novel drug targets for intervening in diseases or disorders of epilepsy, and

         Develop production strains of microorganisms for fermentations, and

         Generate  dynamic gene expression  databases from tissues and cells (e.
         9. during development and aging) of interest to the JVC and its potential customers, and

         Develop, acquire and integrate the bioinformatics technologies for the analyses, interpretation, storage and distribution of the databases generated by the JVC.

         Other objectives of the JVC can be defined by mutual agreement of the Partners.

2.3      Share capital

2.3.1 The share capital of the JVC shall at the time of incorporation be DM 100,000 (Deutsche Mark: one hundred thousand), to be fully paid in cash by AGmbH (DM 51,000) and B-GmbH (DM 49,000). The ratio of their participation shall be 51:49 in favour of A-GmbH.

2.3.2 The nominal value of a share shall be DM 5 (Deutsche Mark: five). 3,000 shares (i.e. 15 (fifteen) percent of the share capital) shall be preferred shares without / voting rights with a guaranteed minimum dividend of 4 (four) percent, which are to be offered to the JVC's employees and others according to the terms described in Article 4.


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2.3.3    According  to its  Articles of  Association  the JVC's  shares shall be registered shares that can be transferred only with the permission of the Supervisory Board of the JVC (vinkulierte Namensaktien, * 68 11 Aktiengesetz).

2.4      Bodies of the JVC

2.4.1 In addition to the following bodies of the JVC required according to the applicable laws of the Federal Republic of Germany for stock corporations (Aktiengesetz)

         (1) the Shareholders Meeting (Haul ptversammlung)
         (2) the Executive Board (Vorstand)
         (3) the Supervisory Board (Aufsichtsrat)

the JVC shall have

         (4) an Advisory Board (Beirat) and
         (5) a Scientific Advisory Board

         The rules for the Executive Board, the Supervisory Board and the Advisory Board are laid down in Annex 2.1 to 2.3.

2.4.2    Shareholders Meeting:

         The Shareholders Meeting shall decide on the matters on which it has exclusive competence according to the binding regulations under the Stock Corporation Act - Aktiengesetz (presently listed in *1 1 9 Aktiengesetz) with the majority requirements stipulated in the Aktiengesetz, unless otherwise provided in this Agreement. If the Advisory Board has dealt with a matter which has to be decided by the Shareholders Meeting, the Partners shall vote or cause their Holding.

         Companies to vote in accordance with the decision or recommendation made by the Advisory Board in that matter.

2.4.3    Executive Board:

         Unless otherwise agreed by the Shareholders Meeting the Executive Board shall consist of two members: the Chief Executive Officer (CEO) and the Chief Scientific Officer (CSO). The members of the Executive Board are appointed by the Supervisory Board which also determines the term of their appointment. The regular term of their appointment shall be at least one and not more than five years.

         The Executive Board shall require the prior approval of the Advisory Board for the following matters:

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         a) the appointment of the upper management (i.e.  senior scientists and supervisory personnel) and the termination of contracts with the upper management

         b) granting of "Prokura"

         c) major decisions concerning the use of the technology provided by A-GmbH and B-GmbH or the Partners, major changes of the scientific direction, focus, scope and business development or the commencement of significant operations in new fields of technology;

         d) the annual budget and the two year operating plan;

         e) all contracts concerning an amount exceeding DM 250.000 or a term exceeding two years or extending beyond December 31, 2001, whichever is shorter;

         f) the general terms and conditions of all employment-contracts and benefits granted to employees;

         g) all capital expenditures beyond DM 100.000 unless explicitly approved by the Advisory Board as part of the budget under c) above;

         h) the establishment and dissolution of branches;

         i) the acquisition of companies or interests in them and the disposal hereof;

         j) the acquisition, disposal or mortgaging of real estate, rights similar to real estate, and rights regarding real estate;

         k) the issuing of loans and the taking of credits to the extent in excess of the amounts specifically set forth in the budget approved by the Advisory Board;

         l) entering into license and/or collaboration contracts or any other strategic alliances;

         m) initiating or settling lawsuits.

2.4.4    Supervisory Board:

         Unless otherwise resolved by the Shareholders Meeting the Supervisory Board shall consist of three members to be elected by the Shareholders Meeting with a 3/4 majority for a period ending with the Shareholders Meeting voting on their discharge from responsibility ("Entlastung") for the financial year in which they were elected.



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         The appointment of members of the Executive Board and the determination of their term of office by the  Supervisory  Board has to be unanimous;
         provided,   however,  that  either  Partner  may  request  a  unanimous resolution of the Supervisory Board to terminate a member of the Executive Board after an appropriate grace period of attempted remedy and a replacement proposal. The Partners shall then use their best efforts to have a corresponding unanimous resolution of the Supervisory Board taken as soon as reasonably possible.

2.4.5    Advisory Board:

         The Advisory Board shall consist of four members. Each Partner may appoint two members (which it may replace at its discretion by giving written notice to the other Partner specifying the member to be replaced, the identity of the successor and the effective date of such replacement). The Executive Board reports on a regular basis to the Chairman of the Advisory Board who shall keep the other members of the Advisory Board informed.

         The tasks and authority of the Advisory Board are:

         (1) Recommendation to the Supervisory Board of the members of the Executive Board to be appointed by the Supervisory Board which recommendation has to be unanimous;

         (2) The  appointment  of the members of the  Scientific  Advisory Board
         (SAB); which appointment has to be unanimous;

         (3) Review of annual performance of upper management;

         (4) Decisions concerning the use of technology made available to the JVC by the Holding Companies and/or the Partners, change of scientific direction, focus and scope and business development, which decisions shall require unanimity;

         (5) Decision on approvals required by the Executive Board.

2.4.6    Scientific Advisory Board (SAB):

         The SAB shall consist of five to seven members with staggered appointments of up to three years. The members of the SAB shall be prominent scientists to support the CSO in recruiting and assessing suitable scientists and optimizing the JVC's R&D activities.


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2.5      Reporting and Accounting

         The JVC shall establish an appropriate financial and cost accounting system as well as a reporting system being in line with generally accepted international standards and practices and the applicable legal regulations in the Federal Republic of Germany as required by the applicable reporting standards of the Holding Companies and/or the Partners.

2.6      Inspection of Books

         Each Holding Company and/or Partner is entitled during normal business hours to inspect or have inspected the books and accounts of the JVC at its own expense preferably through its internal auditing department.

2.7      Business Year

         The business year of the JVC shall be the calendar year.

                                    Article 3

                           Sale or Transfer of Shares

3.1 If a Partner desires to transfer shares in A-GmbH or B-GmbH or have its Holding Company transfer shares of the JVC, during the first five years after their establishment he needs the approval of the other Partner, being at the discretion of the other Partner.

3.2 After the five-year-term all or portion of the shares in the JVC and/or a majority interest in the Holding Company may be transferred, provided that the transferor first delivers to the other Partner a written offer to sell such shares to the other Partner or its Holding Company at a price and on terms described in such written offer.

3.2.1 If such offer is not accepted within [REDACT] months after receipt thereof, the transferor shall be free to sell the offered shares in the JVC to a third party at the same or a higher price and the same or less favourable terms as offered to the other Partner or its Holding Company.

CONFIDENTIAL TREATMENT REQUESTED

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3.2.2    If such  shares are to be offered to a third  party at a lower price or on more favourable terms as offered to the other Partner or its Holding Company, the transferor must first offer the shares to the other Partner or its Holding Company again at such lower price and more favourable terms; provided that, the other Partner has to accept this new offer within [REDACT] days after receipt thereof. Any offer to a third party which is not consummated within [REDACT] months after the end of the period within which the other Partner or its Holding Company could have accepted such offer must be withdrawn and the shares reoffered to the other Partner or its Holding Company by the transferor in accordance with this sub-section 3.2.2.

3.3 Unless otherwise agreed between the Parties, shares in the JVC may only be transferred to a third party (except to employees of the JVC or as part of ordinary trading in a stock exchange) if such third party is bound to the terms of this Agreement.

                                    Article 4

                     JVC Shares held by Employees and Others

4.1 Object: In order to best incentivize the JVC's employees, members of the Executive Board and the Scientific Advisory Board and certain other collaborators (e.g. consultants), the Partners regard it as desirable that a substantial interest in the JVC (not exceeding 15 percent unless otherwise agreed by the Partners) be held by such persons.

4.2 The Partners therefore agree to have made available a sufficient number of preferred shares for the purpose described in Article 4.1, either from the preferred shares held by them (in proportion to their interest in the JVC) or by respective capital increase(s).

4.3      Terms  of  offer  to the JVC's   employees (to be  incorporated  in the
         JVC's employees' employment contracts):

4.3.1 The price of the offered shares shall be established by the Advisory Board in advance for every calendar year.

4.3.2 Within the first five years of employment the transfer of the shares shall not be permitted.

4.3.3 If the employment terminates before the end of the five-year period, the JVC has the right to acquire the shares at the price established by the Advisory Board according to 4.3.1.

CONFIDENTIAL TREATMENT REQUESTED

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4.3.4    After five years of  employment  the shares may be  transferred  with a right of first refusal for the JVC at market price or, in the absence of a market price according to a procedure comparable in substance to the provisions of Article 3.2.

4.4 The terms of offer for other persons than the JVC's employees shall be established by the Advisory Board from case to case.

                                    Article 5

                              Operation of the JVC

 5.1 During the first five years after the incorporation of the JVC AGmbH will fund the JVC's Research and Development Activities ("R&D") with up to DM 50,000,000 (Deutsche Mark: fifty million) according to the terms of the Technology License and Development Agreement attached as Annex 3 and upon request of LYNX, BASF shall cause A-GmbH to make available to the JVC

         Non-exclusive right to use the TET-technology, and Access to the Incyte Database, and

         Non-exclusive right to use its toxocological database, and

         Non-exclusive right to use its future technologies relevant to the object of the JVC and, in this case, the relevant provisions of the Technology License and Development Agreement attached as Annex 3 shall apply. However, neither the JVC nor A-GmbH shall be entitled to claim the above technology respectively from A-GmbH or BASF.

5.2 During the first five years after the incorporation of the JVC BGmbH will permit the use of the MPSS-technology as well as the use of the bio-information systems and of further LYNX-technology related to the purpose of the Joint Venture free of charge and BGmbH will further grant to the JVC

         Non-exclusive right to use its current gene technologies, informatics, patents, trade secrets and know-how relevant to the object of the JVC,

         Non-exclusive right to use its future gene technologies, informatics, patents, trade secrets and know-how (e. g. MPGS, MPH) relevant to the object of the JVC,


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         Providing,  maintaining and updating of the operating  MPSSinstruments, hardware and software for data generation, collection and analysis at LYNX's costs as needed,

         Non-exclusive right to use bio-informatics systems to simulate and analyse dynamic patterns of gene expression,

         Non-exclusive right to use LYNX's CNS database that exists as of the Effective Date and

         Non-exclusive right to use LYNX's phosphoramidate oligonucleotide technology for validation relevant to the object of the JVC all according to the terms of the Technology License and Development Agreement attached as Annex 3.

5.3 After the exhaustion of the initial financial and, if requested by LYNX, 5-year technology commitment by A-GmbH and of the 5-year technology commitment by B-GmbH, the Holding Companies or the Partners will fund or cause to be funded the continued activities of the JVC, if this is necessary to enable the JVC to acquire and/or retain the necessary resources and technologies for the future success. This financing will be according to the Partners'/A- and BGmbH's ratio of participation in the share capital of JVC. The decision about further financing will have to be made unanimously by the Holding Companies or the Partners. If further financing is agreed upon, it has to be used to buy the necessary equipment and technologies (as for example from BASF and LYNX).

5.4 BASF and LYNX shall make available to their respective Holding Company the technologies necessary to enable A-GmbH and B-GmbH to fulfill their functions under Articles 5.1 and 5.2.

5.5 The Holding Companies on the one side and the JVC on the other side shall conclude the Technology License and Development Agreement attached as Annex 3 according to which the JVC conducts R&D in projects defined by the Holding Companies who get coexclusive title to all results (except,pSept the JVC's right to continue using such results for its further R&D activities)

5.6 The JVC will reserve [REDACT] of its MPSS technology capacity for academic collaborations directly relevant to the charge and projects of the JVC.

5.7 Neither of the Partners nor any of their affiliates (i.e. companies controlling, controlled by or under common control with a Partner, where "control" shall mean ownership of more than 50 (fifty) percent of the voting rights) shall cooperate with third parties with regard to the subject of R&D projects undertaken by the JVC.

CONFIDENTIAL TREATMENT REQUESTED

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                                    Article 6

                         Exploitation of the R&D Results

6.1 Prior to the merger contemplated in Article 7, the R&D results shall be commercially exploited pursuant to the terms of the JV Operating Agreement attached hereto as Annex 4.

6.2 After the merger the JVC's R&D results shall be commercially exploited as follows:

         (1) The JVC's Executive Board or a Partner makes a written proposal to the Advisory Board that a particular target or other JVC's R&D result is ready for commercialization or commercial exploitation (the "Marketable Results") and the Advisory Board shall inform the Partners or the other Partner hereof.

         (2) BASF shall have [REDACT] days,  after receipt of the proposal under
         (1) to make  an  Offer  to  license  the  Marketable  Results.  For the purposes  of this  Article  6.2, an "Offer"  shall mean a full  written proposal to exclusively license with a right to sublicense the Marketable Results on a worldwide basis for the purposes of researching, developing and marketing products, comprising, based on, or discovered using the Marketable Results, including due diligence obligations, initial license payments, milestones and milestone payments, royalties, and other terms common to comparable technology licenses.

         (3) If BASF does not make an Offer within the [REDACT] day period, LYNX shall have an additional [REDACT] days thereafter to make an Offer as defined above.

         (4) Upon  receipt of an Offer under (2) or (3) (the "First  Offer") the
         Advisory Board shall have [REDACT] days to unanimously accept such First Offer. If the First Offer is not accepted within [REDACT] days, the First Offer shall be deemed to have been rejected.

         (5) If the First Offer is rejected under (4) the Partner that did not make the First Offer shall have [REDACT] days from the date of the rejection to make or obtain from a third party an Offer superior to the rejected offer in some material respect (the "Second" Offer").

         (6) If a Second Offer is made within the [REDACT] day period, the Partner who made the First Offer may submit a new Offer within [REDACT] days of receipt of the Second Offer (the "Third Offer").

         (7) The Advisory  Board must accept the best Offer  resulting  from the
         above   process,   taking   into   account  all   material   terms  and
         circumstances.

CONFIDENTIAL TREATMENT REQUESTED

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         (8) If and to the extent that milestone payments,  royalties or similar payments become payable to third parties due to the commercialization or exploitation of Marketable Results, such payments shall be borne by the JVC.

6.3 A- and B-GmbH, or after the merger contemplated in Article 7, the JVC shall upon request of LYNX sell the exclusive access to LYNX to JVC's databases derived from normal, developing, differentiating and/or aging tissues and cells, and improvements in LYNX's bioinformatics systems. The terms and conditions of such sale shall be determined by A- and BGmbH or, after the merger contemplated in Aricle 7, the JVC, based on the cost of LYNX of acquiring comparable data. Such databases and improvements in bioinformatics systems shall not be disclosed by A- and B-GmbH or the JVC to any third party other than LYNX.

                                    Article 7

                                     Merger


7.1 After the JVC has provided to A- and B-GmbH Results which are sold for projected revenues of more than [REDACT] million DM or generate actual revenues to A- and B-GmbH sufficient to cover more than [REDACT] of the JVC's expenses but not before December 31, 2001 the Partners envisage to merge Aand B-GmbH into the JVC in order to consolidate the assets and activities of the JVC and the Holding Companies.

7.2 The merger described in 7.1 above as well as a possible public offering shall require explicit unanimous decisions of the Partners.

7.3 In the case of a merger of the Holding Companies into the JVC the Partners shall procure that their respective Holding Company has no obligations or liabilities other than those resulting from activities fully covered by joint approval and decisions of A- and BGmbH and each Partner shall, in respect of its respective Holding Company, indemnify and hold harmless the other Partner accordingly.

         In the case of such merger the Holding Companies shall each have assets, as shown by an audited balance sheet, at least equal to the respective nominal capital and the Partners undertake to pay any shortfall in cash to their respective Holding Company prior to a merger. In order to avoid an evaluation of the R&D results owned by the Holding Companies, the Partners shall, in the case of such merger waive or cause their Holding Companies and the JVC to waive the merger report pursuant to ss. 8 (3) Umwandlungsgesetz.

CONFIDENTIAL TREATMENT REQUESTED

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                                    Article 8

                                     Secrecy

The Partners and the Holding Companies agree and shall cause the JVC to agree not to use any know-how, technical or commercial information related to the technologies made available by the Partners for purposes other than those of this Agreement and not to disclose such know-how, technical and commercial information to third parties. The foregoing secrecy obligation shall not apply to know-how, technical and commercial information which was in the public domain or was in the recipient's possession at the time of disclosure to it, is acquired by it after the disclosure from third parties without restriction on disclose it or becomes public knowledge without no fault of the recipient or has to be disclosed according to applicable legal regulations. The Partners and the Holding Companies shall impose on its relevant directors and employees, as far as legally possible, a corresponding obligation.

                                    Article 9

                               Conflict Resolution

9.1 In the event that LYNX and BASF cannot reach agreement on any matter pursuant to this Agreement, the matter will be referred to further review, discussion and resolution between a senior officer of each BASF and LYNX (the "Decision-Makers"). The Decision-Makers will attempt in good faith to resolve the matter in dispute for a period of [REDACT] days. If no successful resolution of the dispute has been mutually agreed to, the dispute will be settled according to the arbitration procedures of Sections 9.2 and 9.3 of this Agreement.

9.2      Any  controversy  arising which cannot be resolved  pursuant to Section
         9.1 of this Agreement will be submitted to arbitration pursuant to the Arbitration Rules of the Deutsche Institution fur Schiedsgerichtsbarkeit e.V., then in effect, by three arbitrators knowledgeable as to pharmaceutical industry standards. The place of arbitration shall be Heidelberg, Germany. The arbitrators will be appointed by mutual agreement of the Decision-Makers within thirty (30) days of the filing of an arbitration claim. In the event the
         Decision-Makers fail to mutually agree to the arbitrators, three qualified arbitrators will be appointed by the Deutsche Institution fur Schiedsgerichtsbarkeit. The arbitrators will be instructed to consider, in making any determination, the customary practices in the biotechnology and pharmaceutical industry to the extent such practices exist. The language of the arbitration shall be English.

CONFIDENTIAL TREATMENT REQUESTED

9.3 The arbitrators will be instructed to issue detailed written findings of fact and law. The arbitrators will be authorized to provided for interim and final injunctive relief and the parties acknowledge and agree that such arbitration will be the sole forum for such interim and final injunctive relief. The arbitrators will have the right but not the obligation to award to the prevailing party the cost of resolving any dispute regarding this Agreement or the formation, breach, enforcement or performance hereof, including any reasonable fees of attorneys, accountants and expert witnesses incurred by the prevailing party. Punitive damages will not be recoverable in any arbitration initiated pursuant to this Agreement. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                                   Article 10

                                    Duration

         The JVC shall be established for an unlimited period. This Agreement shall continue in force for as long as the JVC is in corporate existence and the Partners remain as direct or indirect shareholders thereof.

                                   Article 11

                                 Effective Date

         This Agreement shall become effective by being signed by both Partners (the "Effective Date").

                                   Article 12

                                  Miscellaneous

12.1 Any amendment, modification or supplement to this Agreement or its Annexes shall be void unless it is made by written documents duly signed by the Partners.

12.2 In the event that any of the provisions of this Agreement or its Annexes are invalid because they are inconsistent with the applicable laws this shall in no manner affect the validity of the other provisions of this Agreement or its Annexes. The Partners hereto shall be obliged to replace such invalid provisions by new provisions having similar economic effects.

12.3 This Agreement and any rights and obligations hereunder shall not be assigned either whole or in part by either Partner hereto without the prior written approval of the other Partner which shall not be unreasonably withheld.

12.4 This Agreement shall be governed by, and construed in accordance with the laws of the Federal Republic of Germany.


12.5     Each Partner  shall pay its own legal,  accounting  and other  expenses
         incident  to  the  preparation,   negotiation  and  execution  of  this
         Agreement and the consummation of its obligations hereunder.



Ludwigshafen, October 23, 1996



LYNX Therapeutics Inc.                         BASF Aktiengesellschaft

/s/ Sam Eletr                                  H.J. Quadbeck-Seeger
---------------------------------              ---------------------------------

/s/ David W. Martin, Jr.                       Werner Kusters
---------------------------------              ---------------------------------

                                                                         Annex 1
                             Articles of Association

                                    Chapter 1

                               General Provisions

Article 1 - Name and Registered Office

1.       The name of the company is ....

2.       The registered office of the company is at Heidelberg,


Article 2 - Objects of the Company

1. Object of the company is the research and development as well as the exploitation of the results in the field of bio-technology.

2. The company is authorised to establish branches both in Germany and abroad and acquire undertakings the objectives of which are consistent with and related to those under para. 1 hereof, both in Germany and abroad or to acquire interests therein.

3. The company is authorised to all sorts of transactions that support the above mentioned field of business.

Article 3 - Share Capital and Shares

1. The share capital amounts to 100.000 DM (in words: one hundred thousand (Deutsche Mark).

2. The share capital is divided into 20.000 shares of 5 DM nominal value each.

3. The shares shall be registered shares that can be transferred only with the permission of the Supervisory Board of the company.

4. The company shall be entitled to issue dividend coupons and talons. The form and contents of the share certificates and of the dividend coupons and talons shall be determined by the Executive Board. One share certificate may embody several shares.

Article 4 - Duration of Company, Financial Year

1.       The duration of the company is not limited to a definite period.

2.       The financial year is the calendar year.


                                    Chapter 2

                                  Organisation

A        Executive Board

Article 5 - Composition, Rules of Procedure

1. The Executive Board shall consist of at least two members. The exact number will be determined by the Supervisory Board.

2. The Supervisory Board shall lay down the Rules of Procedure for the Executive Board.

Article 6 - Representation

         The company is legally represented by two members of the Executive Board jointly.

B        Supervisory Board

Article 7 - Composition, Elections, Term of Office

1 The Supervisory Board shall consist of three members. Members of the Supervisory Board have to be elected by the Shareholders Meeting with a 2/3 majority. Simultaneously substitute members may be elected with the same majority, who take the place of any prematurely retired members in the order determined in the election.

2. The members shall be elected for a period ending with the Shareholders Meeting voting on their discharge from responsibility for the fourth financial year after the beginning of their term of office. The financial year in which the term of office begins shall not be taken into account.

3. Elections for retired members not succeeded by a substitute member shall be effective for the remainder of the term of office of the member retired.

4. Any member of the Supervisory Board may, upon giving one month's notice in writing, resign from office at any time.

Article 8 - Chairmanship

1. After being elected- by the ordinary Shareholders Meeting the Supervisory Board shall elect from its members a chairman and one deputy chairman for the term of its office in a meeting especially invited for.

2. In the event of any of these offices becoming vacant, a by-election shall take place for the remainder of the term of office of the member retired.

3 Declarations shall be made by the chairman or. if impeded, by his deputy on behalf of the Supervisory Board.

4.       The Supervisory Board shall lay down its own Rules of Procedure

Article 9 - Authority

The Supervisory Board shall have the authority as provided by these Articles and by binding legal requirements. Resolutions of the Supervisory Board shall require a majority of the votes; the nomination of members of the Executive Board has to be unanimous.

C        Shareholders Meeting

Article 10 - Place and Notice

1. Shareholders Meetings shall take place at the registered office of the company.

2.       The Shareholders Meeting shall be called by the Executive Board.

3. The Shareholders Meeting shall be called with at least one month notice prior to the day of the meeting. This shall not include the day on which the notice is served and the final day for depositing shares.

Article 11 - Chairman of Shareholders Meeting

         One member of the Supervisory Board, as a rule the chairman of the Supervisory Board, shall be designated to chair the Shareholders Meeting.

Article 12 - Authority

The Shareholders Meeting shall decide on those matters on which it has exclusive competence according to the binding regulations under the Stock Corporation Act (Aktiengesetz), presently listed in (delta)119 AktG.

Article 13 - Resolutions

1.       The vote connected with each share corresponds to its nominal value.

2. Resolutions of the Shareholders Meeting shall require a majority of the votes cast, unless a larger majority or further requirements are specifically stipulated by law or by these Articles.

                                    Chapter 3

        Financial Statements, Annual Shareholders Meeting, Announcements

Article 14 - Financial Statements and Annual Shareholders Meeting

1. The Executive Board shall, in the first three months of any financial year, prepare the financial statements and Management's Report for the preceding financial year and submit the same to the auditor. Immediately after receiving the auditors report the Executive Board shall submit the financial statements, Management's Report, the auditors report, and the proposal for the distribution of profit to the Supervisory Board.

2. An Annual Shareholders Meeting shall be held within the first eight months of each financial year.

3. The Shareholders Meeting shall decide in particular on the appointment of the auditor, on the discharge from responsibility of the members of the Executive Board and the Supervisory Board, on the appointment of the members of the Supervisory Board, and on the approval of the financial statements where required by the law


Article 15 - Distribution of profit

         The profit shown in the financial statements after depreciation, deferred items provisions and reserves shall be distributed to the shareholders, unless the Shareholders Meeting decide otherwise.

Article 16 - Announcements

         Announcements  by the  Company  shall  be  made in the  German  Federal
         Gazette.

Article 17 - Binding version

         The German version of these Articles is the binding one.

                                                                       Annex 2.1

              Rules of Procedure of the Executive Board of the JVC
                                    Article 1
                         Members of the Executive Board

Unless otherwise agreed by the Supervisory Board, the Executive Board shall consist of two members:

         - the Chief Executive Officer (CEO)
         - the Chief Scientific Officer (CSO)

                                    Section 2
                                    Authority

(1) The Executive Board has the authority provided by the Stock Corporation Act (Aktiengesetz). The prior approval of the Advisory Board is required for the following matters:

         a) the appointment of the upper management (i.e. senior scientists and supervisory personnel) and the termination of contracts with the upper management.

         b) granting of "Prokura"

         c) major decisions concerning the use of the technologies provided by A-GmbH and B-GmbH or the Partners, major changes of the scientific direction, focus, scope and business development or the commencement of significant operations in new fields of technology including the specific applications or use of MPSS by extra-mural third party collaborators of the JVC;

         d) the annual budget and the two year operating plan;

         e) all contracts concerning an amount exceeding DM 250.000 or a term exceeding two years or extending beyond December 31, 2001, whichever is shorter;

                                       - 2

         f) the general terms and conditions of all employment- contracts and benefits granted to employees;

         g) all  capital   expenditures  beyond  DM  100.000  unless  explicitly
            approved by the Advisory Board as part of the budget under d) above;

         h) the establishment and dissolution of branches;

         i) the acquisition of companies or interests in them and the disposal hereof;

         j) the acquisition, disposal or mortgaging of real estate, rights similar to real estate, and rights regarding real estate;

         k) the issuing of loans and the taking of credits to the extent in excess of the amounts specifically set forth in the budget approved by the Advisory Board;

         l) entering into license and/or collaboration contracts or any other strategic alliances;

         m) initiating or settling lawsuits.

(2)      The CEO  reports on a regular  basis to the  chairman  of the  Advisory
         Board.

                                       - 3

                                    Section 3
                              Convocation/Decision

(1) The Executive Board shall meet whenever business so requires, at least at two weeks intervals.

(2) Meetings shall be convened in the place determined by the CEO. The individual items on the agenda shall be so specified that it is possible to vote by correspondence.

(3) The Executive Board shall only constitute a quorum if, after all members have been notified of the meeting, at least two of its members participate in the resolution. Resolutions shall be passed unanimously. If unanimity can't be reached, the CEO has to inform the chairman of the Advisory Board. The decision will then be made by the Advisory Board.

(4) The members of the Executive Board may, if prevented from attending a meeting, arrange for their written votes to be given at the meeting of the Executive Board by other members of the Executive Board.

(5) The CEO may cause a resolution of the Executive Board to be passed by obtaining declarations in writing, provided, that such procedure shall not be objected to by any member within a reasonable period of not more than one week set by the CEO.

(6)      Announcements  shall  be  made by the CEO on  behalf  of the  Executive
         Board.

                                       - 4

                                    Section 4
                                     Minutes

Minutes of each meeting have to made and signed by the CEO and the secretary of the corresponding meeting. A copy of the minutes has to be sent to all members of the Executive Board. The minutes are considered to be approved if no member of the meeting within a reasonable of not more than two weeks after the receipt of the minutes objects by written notice.

                                    Section 5
                                   Amendments

Amendments of these Rules of Procedure shall require a resolution of the Supervisory Board.

                                                                       Annex 2.2

             Rules of Procedure of the Supervisory Board of the JVC

                                    Article 1
                        Members of the Supervisory Board

(1) The Supervisory Board shall consist of three members to be appointed by the Shareholders Meeting with a 3/4 majority. Simultaneously substitute members may be elected with the same majority who take the place of any prematurely retired member in the order fixed in the election.

(2) The members shall be elected for a period ending with the Shareholders Meeting voting on their discharge from responsibility (,,Entlastung") for the financial year in which they were elected.

(3) After being elected by the ordinary Shareholders Meeting the Supervisory Board shall for the term of its office in a meeting especially invited for elect a chairman and one deputy chairman being elected members of the Supervisory Board. In the event of any of these offices becoming vacant, a by-election shall take place for the remainder of the term of office of the member retired.

                                    Article 2

                                    Authority

The authority of the Supervisory Board shall be according to binding regulations of the Stock Corporation Act (Aktiengesek) and to the Articles of Association, as for example

 -       the nomination and termination of members of the Executive Board;

 - the control of the management of the company; and deciding on the permission to transfer the shares of the company as stipulated in the Articles of Association.

                                    Article 3

                  Notices, conduct of business, quorum, voting

(1) The Supervisory Board shall meet whenever business so requires, at least at six-months intervals.

(2) Meetings shall be convened in the place of such meeting determined by the chairpersons. All meetings shall be convened by at least a fortnights' notice in writing. The individual items on the agenda shall be so specified that it is possible to vote by correspondence. In urgent cases, the length of notice may be shortened.

(3) The Supervisory Board shall only constitute a quorum if, after all members have been notified of the meeting, at least two of its members participate in the resolution. Unless the law provides otherwise, resolutions shall be passed by a majority of votes cast. The nomination of members of the Executive Board by the Supervisory Board has to be unanimous.

(4) The members of the Supervisory Board may, if prevented from attending a meeting, arrange for their written votes to be cast at a meeting of a Supervisory Board by other members of the Supervisory Board.

 (5) he chairman or, if impeded, his deputy may cause resolution of the Supervisory Board to be passed by obtaining declarations in writing provided that such procedure shall not be objected to by any member within at reasonable period of not more than one week set by the chairman or, if impeded, by his deputy.

(6) Announcements shall be made by the chairman or, if impeded, by his deputy on behalf of the Supervisory Board.

                                    Article 4

                                     Minutes

Minutes of each meeting have to be made and signed by the chairman and the secretary of the corresponding meeting. A copy of the minutes have to be sent to all members of the Supervisory Board. The minutes are considered to be approved if no member of the meeting within a reasonable time of not more than two weeks after the receipt of the minutes object by written notice.

                                                                       Annex 2.3

               Rules of Procedure of the Advisory Board of the JVC

                                    Section 1

                          Members of the Advisory Board

The Advisory Board shall consist of four members. A-GmbH and BGmbH (or their successors) may appoint two members each (which they may replace at their discretion).

                                    Section 2

                         Authority of the Advisory Board

(1) The Advisory Board shall decide on its approval required for the following actions of the Executive Board:

         a) the appointment of the upper management (i.e. senior scientists and supervisory personnel) and the termination of contracts with the upper management

         b) granting of "Prokura"

         c) major decisions concerning the use of the technology provided by A-GmbH and B-GmbH or the Partners, major changes of the scientific direction, focus, scope and business development or the commencement of significant operations in new fields of technology;

         d) the annual budget and the two year operating plan;

- 2

         e) all contracts concerning an amount exceeding DM 250.000 or a term exceeding two years or extending beyond December 31, 2001, whichever is shorter;

         f) the general terms and conditions of all employment-contracts and benefits granted to employees.

         g) all  capital   expenditures  beyond  DM  100.000  unless  explicitly
            approved by the Advisory Board as part of the budget under d) above;

         h) the establishment and dissolution of branches;

         i) the acquisition of companies or interests in them and the disposal hereof;

         j) the acquisition, disposal or mortgaging of real estate, rights similar to real estate, and rights regarding real estate;

         k) the issuing of loans and the taking of credits to the extent in excess of the amounts specifically set forth in the budget approved by the Advisory Board;

         l) entering into license and/or collaboration contracts or any other strategic alliances;

         m) initiating or settling lawsuits.

(2) The Advisory Board shall recommend the members of the Executive Board to be appointed by the Supervisory Board.

- 3

(3)      The Advisory  Boards  appoints the members of the  Scientific  Advisory
         Board.

(4) The Advisory Board reviews the annual performance of the upper management.

(5) The Advisory Board decides on the use of technology made available to the JVC by the Holding Companies and/or the Partners, change of scientific direction, focus and scope and business development.

(6) The Advisory Board decides in all matters where the Executive Board is unable to reach unanimity.

(7)      Decisions on the matters  described in (1) (a),  (c), (i), (l) and (m),
         (2), (3) and (5) require unanimity.

                                    Section 3
                                  Chairmanship

(1) The Advisory Board has a chairperson and a deputy chairperson. The office of the chairperson as well as the office of the deputy chairperson shall rotate annually.

(2) The chairman of the Advisory Board shall keep the other members of the Advisory Board informed on the reports received from the Executive Board.

                                    Section 4
                  Notices, Conduct of Business, Quorum, Voting

(1) The Advisory Board shall as a rule meet at three-months intervals. A meeting of the Advisory Board shall furthermore be called whenever requested by any shareholder holding more than 25 % of the shares.

(2) Meetings of the Advisory Board shall be convened and the place of such meetings determined by the chairman or, if impeded, by the deputy chairman. All meetings shall be convened by at least a fortnight's notice in writing. The individual items on the agenda shall be so specified that it is possible to vote by correspondence. In urgent cases, the length of notice may be shortened.

(3) The voting rights of the Advisory Board's members shall follow the voting rights the shareholder they represent has in the Shareholders Meeting.

(4) The Advisory Board shall only constitute a quorum if, after all members have been notified of the meeting, at least one appointee of A- and B-GmbH (or their successors) participates in the resolution. Unless these Rules of Procedure provide otherwise, resolutions shall be passed by a majority vote.

(5) The chairman or, if impeded, his deputy may cause a resolution of the Advisory Board to be passed by obtaining votes in writing provided that such procedure shall not be objected to by any member within a reasonable period of not more than one week set by the chairman or if impeded, by his deputy.

(6) Declarations shall be made by the chairman or, if impeded, by his deputy on behalf of the Advisory Board.

(7) Minutes of each meeting have to be made and signed by the chairman and the secretary of the corresponding meeting. A copy of the minutes has to be sent to all members of the Advisory Board. The minutes are considered to be approved if no member of the meeting within a reasonable period of not more than one month after the receipt of the minutes objects in writing.

                                    Section 5
                                   Amendments
Amendments of these Rules of Procedure shall require a unanimous resolution of the Advisory Board.